Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Francesca’s Holdings Corporation

Houston, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 22, 2010, except for footnotes 2 and 9, which are as of April 15, 2011, relating to the consolidated financial statements of Francesca’s Holdings Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
(formerly known as BDO Seidman, LLP)

Houston, Texas

April 15, 2011